EXHIBIT 99.1

Bay Bancorp, Inc. Announces Increase in 4th Quarter Income Along with Full Year 2016 Results

COLUMBIA, Md., Jan. 30, 2017 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. (“Bay”) (NASDAQ:BYBK), the savings and loan holding company for Bay Bank, FSB (“Bank”), announced today net income of $1.75 million or basic and diluted net income per common share of $0.16 for the year ended December 31, 2016 compared to net income of $1.93 million or basic and diluted net income per common share of $0.17, for the year ended December 31, 2015.  For the fourth quarter of 2016, Bay reported net income of $0.74 million, or basic and diluted net income per common share of $0.07 compared to net income of $0.37 million, or basic and diluted net income per common share of $0.04 and $0.03, respectively, for the third quarter of 2016.  This was after $1.8 million in one-time merger integration expenses and a $1.0 million bargain purchase gain associated with the Bank’s merger with Hopkins Federal Savings Bank (“the Hopkins Merger”), and net income of $0.51 million, or basic and diluted income per common share of $0.05 for the fourth quarter of 2015.  Pre-tax earnings in the fourth quarter of 2016, were up 43% and 52% when compared to the prior quarter and the fourth quarter of 2015, respectively.  With consistent organic growth, along with the Hopkins Merger, the Bank has total assets exceeded $620 million at December 31, 2016, supported by 11 branches in the Baltimore-Washington region, and is the fifth largest community bank headquartered in the Baltimore region based upon deposit market share.

Commenting on the announcement, Joseph J. Thomas, President and CEO, said, “We are very proud of our team’s accomplishments this year with over $100 million in new loan originations, successful completion of the Hopkins acquisitions, and leadership transition in numerous key banking, credit and operations roles.  The efforts of our team have translated into significantly higher earnings momentum in the fourth quarter of 2016 with pre-tax, pre-provision earnings, increasing 52% compared to the same period in 2015 before consideration of merger-related costs.  When combined with the Bank’s 2016 stock repurchases, the Return on Equity increased a full 60% over the same period in 2015.  We are well positioned with talent and technology to entrepreneurially serve our small business, private real estate and professional clients in the dynamic and robust Baltimore Washington Corridor and sustain and extend this higher level of earnings in 2017 to continue growing our tangible book value from its $6.30 per share level at year-end 2016.”

Highlights from 2016

The Bank resumed organic net growth in the fourth quarter of 2016 after third quarter completion of the Hopkins Merger.  Net loan growth, particularly after the Hopkins Merger, was favorable and targeted core deposit growth was strong.  Planned declines in certificate of deposit balances prior to and in anticipation of the Hopkins Merger led to an attractive 0.39% cost of funds for the fourth quarter of 2016.  Bay has a strong liquidity and capital position along with capacity for future growth with total regulatory capital to risk weighted assets estimated at 12.9% as of December 31, 2016.  The Bank has a record of success in acquisitions and acquired problem asset resolutions and, at December 31, 2016, had $8.2 million in remaining net purchase discounts on acquired loan portfolios.

Specific highlights are listed below:

  The return on average assets for the three months and year ended December 31, 2016 was 0.53% and 0.36%, respectively, as compared to 0.43% and 0.40%, respectively, for the same periods of 2015.  The return on average equity for the three months and year ended December 31, 2016 was 4.96% and 2.94%, respectively, as compared to 3.10% and 2.94%, respectively, for the same periods in 2015.

  Total assets were $620 million at December 31, 2016 compared to $606 million at September 30, 2016 and $491 million at December 31, 2015.

  Total loans were $487 million at December 31, 2016, an increase of 1.0% from $482 million at September 30, 2016, and an increase of 23.9% from $393 million at December 31, 2015.

  Total deposits were $526 million at December 31, 2016, a decrease of 0.9% from $531 million at September 30, 2016, and an increase of 43.3% from $366 million at December 31, 2015.

  Net interest income for the three- and twelve-month periods ended December 31, 2016 totaled $5.9 million and $21.2 million, respectively, compared to $5.1 million and $21.4 million, respectively, for the same periods of 2015.  Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments.  Earning asset leverage was the primary driver in year-over-year results, as average earning assets, primarily loans and investments, increased to $512 million for the year ended December 31, 2016, compared to $455 million for 2015.

  Net interest margin for the three- and twelve-month periods ended December 31, 2016 was 4.05% and 4.14%, respectively, compared to 4.49% and 4.70%, respectively, for the same periods of 2015.  The margin decrease from 2015 reflects the variable pace of discount accretion recognition within interest income, the impact of fair value amortization on the interest expense of acquired deposits, and the higher level of investments, including interest bearing federal funds sold acquired in the Hopkins Merger.  For the year ended December 31, 2016, the earning asset portfolio yield was influenced by a $1.1 million decline in net discount accretion of purchased loan discounts recognized in interest income when compared to 2015.

  Nonperforming assets increased to $15.8 million at December 31, 2016 from $15.7 million at September 30, 2016, an increase of $0.1 million or 0.6%, and increased $5.5 million or 53.4%, from $10.3 million at December 31, 2015.  The increase compared to 2015 resulted primarily from the Hopkins Merger offset by continued resolution of acquired impaired loans.  All loans acquired in merger agreements include appropriate fair value adjustments.

  The provision for loan losses for the three- and twelve-month periods ended December 31, 2016 was $0.37 million and $1.39 million, respectively, compared to $0.26 million and $1.14 million, respectively, for the same periods of 2015.  The increases for 2016 were primarily the result of growth in the Bank’s originated portfolio, combined with modest increases in qualitative factors used for calculating the required reserve.  As a result, the allowance for loan losses was $2.82 million at December 31, 2016, representing 0.58% of total loans, compared to $2.45 million or 0.51% of total loans at September 30, 2016, and $1.77 million, or 0.45% of total loans, at December 31, 2015.  The allowance for loan losses at December 31, 2016 represents 1.05% of the Bank’s originated portfolio, with the remaining discount on acquired loans mitigating the need for additional loan loss reserves on these portfolios.  Management expects both the allowance for loan losses and the related provision for loan losses to increase in the future due to the gradual accretion of the discount on the acquired loan portfolios and an increase in new loan originations.

Recent Events

During the most recent quarter, the Bank made a $10 million additional investment in Bank Owned Life Insurance “BOLI”.  The BOLI investment, with favorable tax attributes, should positively add to 2017 non-interest income.  The Bank closed the Northern Parkway branch location in December 2016, incurring $0.08 million in closing related costs, which will reduce 2017 operating expenses.  The Bank sold the Joppa Road building that includes a branch location, reducing the Bank’s premises and equipment by nearly 25%.  The Bank has leased back this key branch space under an equitable agreement.  The gain on this sale lease-back transaction was deferred and will be recognized as a reduction of rent expense over the term of the lease.

Balance Sheet Review

Total assets were $620 million at December 31, 2016, an increase of $129 million, or 26.3%, when compared to $491 million at December 31, 2015.  The increase was mainly the result of the Hopkins Merger and organic loan and other asset growth.  Investment securities increased by $26 million or 75.8%, for the year, while loans held for investment increased by $94 million or 23.9%, which was primarily driven by the $58 million of loans acquired in the Hopkins Merger.

Total deposits were $526 million at December 31, 2016, an increase of $159 million, or 43.3%, when compared to $367 million at December 31, 2015.  The increase was due to the deposits acquired as part of the Hopkins Merger and an increase in non-interest bearing deposits offset by a managed decline in certificates of deposits.  Following the Hopkins Merger, the Bank repaid $75 million of short-term borrowings from the Federal Home Loan Bank.

Stockholders’ equity increased to $65.5 million at December 31, 2016, from $65.2 million at September 30, 2016, and decreased from $67.7 million at December 31, 2015.  The 2016 increase related to corporate earnings, which were offset by the $3.8 million decline related the 2016 repurchase of shares of Bay’s common stock.  The combined activity improved the book value of Bay’s common stock to $6.30 per share at December 31, 2016 compared to $6.29 per share at September 30, 2016 and $6.13 per share at December 31, 2015.

In the first quarter of 2016, the Board of Directors authorized an additional stock purchase program, authorizing Bay to purchase 250,000 shares of its common stock over a 12-month period in open market and/or through privately negotiated transactions, at Bay’s discretion.  During the third quarter of 2016, Bay purchased 150,000 shares at an average price of $5.10 per share along with a purchase of 418,436 shares through a privately negotiated transaction at an average price of $5.18 per share.  No additional shares were purchased during the fourth quarter of 2016 as Bay has 254,508 shares remaining under the 2016 purchase authorization.  The Board may modify, suspend or discontinue the program at any time.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and real estate acquired through foreclosure, increased to $15.8 million at December 31, 2016 from $15.7 million at September 30, 2016 and $10.3 million at December 31, 2015.  The changes were driven by loans acquired in the Hopkins Merger offset by decreases in purchased credit impaired loans.  Nonperforming assets represented 2.55% of total assets at December 31, 2016, compared to 2.60% at September 30, 2016 and 2.10% at December 31, 2015.

At December 31, 2016, the Bank remained above all “well-capitalized” regulatory requirement levels.  The Bank’s tier 1 risk-based capital ratio was estimated at 12.31% at December 31, 2016 as compared to 12.28% at September 30, 2016 and 16.14% at December 31, 2015.  Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the investment portfolio.

Review of Financial Results

Net income for the three-months and year ended December 31, 2016 was $0.74 million and $1.75 million, respectively, compared to net income of $0.51 million and $1.93 million, respectively, for the same periods of 2015.  With the changes to net income for the year primarily the result of the $1.03 million Hopkins Merger bargain purchase gain, offset by $1.76 million in merger related expenses, changes were less comparable to prior periods.

Net interest income for the three months ended December 31, 2016 totaled $5.9 million compared to $5.1 million for the same period of 2015.  Interest income resulting from interest-earning asset growth from the Hopkins Merger and legacy net loan growth was partially offset by a decrease in discount accretion on purchased loans, deferred costs and deferred fees.

Net interest income decreased to $21.2 million for year ended December 30, 2016, from $21.4 million for the same period of 2015.  The decrease was largely the result of a $1.1 million decline in net discount accretion on purchased loans recognized in interest income offset by the growth of earning assets both organically and from the Hopkins Merger. Excluding the impact of the net discount accretion on purchased loans, net interest income increased when compared to 2015.  The net interest margin for the year ended December 31, 2016 decreased to 4.05%, from 4.70% for 2015, due to the decline in discount accretion on loans and deposits.  As of December 31, 2016, the remaining net loan discounts on the Bank’s loan portfolio totaled $8.6 million.

Noninterest income for the three months ended December 31, 2016 was $2.9 million compared to $3.8 million for the three months ended September 30, 2016 and $1.1 million for the three months ended December 31, 2015.  The decrease from the immediately prior quarter related to $1.0 million bargain purchase gain attributed to the Hopkins Merger and a $0.1 million decrease in mortgage banking fees.  The decline from the immediately prior quarter was partially offset by a $0.1 million increase in electronic banking fees and a $0.19 million increase in gains from the sale of certain securities.  The increase from the fourth quarter of 2015 was primarily the result of $1.7 million in loan fees related to the reverse mortgage operation acquired in the Hopkins Merger, along with a $0.1 million increase in electronic banking fees, a $0.1 million increase in gains from the sale of securities.

Noninterest income for the year ended December 31, 2016 was 9.2 million compared to $5.4 million for 2015.  The increase related to the $1.0 million bargain purchase gain attributed to the Hopkins Merger along with $3.09 million of loan broker fees related to the reverse mortgage operation acquired in the Hopkins Merger.  The remainder of the change was primarily the result of $0.39 million increase in gains from the sale of securities, a $0.12 million increase in electronic banking fees, offset by a $0.88 million decrease in mortgage banking fees and gains.

Noninterest expense reduction was a key focus for 2016 net income improvement.  For the three months ended December 31, 2016, noninterest expense was $7.2 million compared to $8.4 million for the prior quarter and $5.2 million for the fourth quarter of 2015.  The primary contributors to the decrease when compared to the third quarter of 2016 were $1.5 million decrease in merger related expenses, and a $0.04 million decrease in salary and employee benefit expense, offset by a $0.3 million increase in expenses related to the reverse mortgage operation and a $0.03 million increase in core deposit intangible expenses.  The primary contributors to the increase when compared to the fourth quarter of 2015 were $1.7 million of expenses related to the reverse mortgage operation, a $0.1 million increase in professional fees, a $0.1 increase in FDIC insurance costs and a $0.1 increase in other expenses, offset by $0.06 million decreases in both foreclosure related expenses and data processing costs.

For the year ended December 31, 2016, noninterest expense was $26.0 million compared to $22.6 million for 2015.  The primary contributors to the increase when compared to 2015 were $1.8 million in merger related expenses and $3.0 million of expenses related to the reverse mortgage brokerage operation.  Excluding the merger and reverse mortgage related expenses, noninterest expenses declined by $1.2 million or 5.5%.  The 2016 decreases, excluding reverse mortgage related expenses, included $0.37 million in salary and employee benefits, $0.18 million in occupancy expense, $0.27 million in professional fees, $0.24 million in loan collection costs, $0.06 million in core deposit intangible amortization and $0.16 million in data processing expenses.

Bay Bancorp, Inc. Information

Bay Bancorp, Inc. is a financial holding company and a savings and loan holding company headquartered in Columbia, Maryland.  Through Bay Bank, FSB, its federal savings bank subsidiary, Bay Bancorp, Inc. serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of the Baltimore Washington corridor.  The Bank serves small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking.  The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit.  Additional information is available at www.baybankmd.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Bay Bancorp, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2016	2016	December 31,	December 31,
	(unaudited)	(unaudited)	2015	2014

ASSETS
Cash and due from banks	$7,591,685	$6,157,165	$8,059,888	$7,062,943
Interest bearing deposits with banks and federal funds sold	32,435,771	40,109,554	26,353,334	9,829,231
Total Cash and Cash Equivalents	40,027,456	46,266,719	34,413,222	16,892,174

Investment securities available for sale, at fair value	60,232,727	52,004,599	33,352,233	35,349,889
Investment securities held to maturity, at amortized cost	1,158,238	1,179,126	1,573,165	1,315,718
Restricted equity securities, at cost	1,823,195	973,195	2,969,595	1,862,995
Loans held for sale	1,613,497	2,836,938	4,864,344	7,233,306

Loans, net of deferred fees and costs	487,103,713	482,423,126	393,240,567	393,051,192
Less: Allowance for loan losses	(2,823,153)	(2,447,785)	(1,773,009)	(1,294,976)
Loans, net	484,280,560	479,975,341	391,467,558	391,756,216

Real estate acquired through foreclosure	1,224,939	1,638,737	1,459,732	1,480,472
Premises and equipment, net	3,882,343	5,288,283	5,060,802	5,553,957
Bank owned life insurance	15,729,302	5,700,245	5,611,352	5,485,377
Core deposit intangible	3,030,309	3,265,774	2,624,184	3,478,282
Deferred tax assets, net	3,163,423	2,777,633	2,723,557	3,214,100
Accrued interest receivable	1,884,945	1,736,342	1,271,871	1,306,111
Accrued taxes receivable	1,153,102	1,532,266	2,775,237	3,122,885
Prepaid expenses	931,289	941,458	691,372	925,288
Other assets	283,912	218,860	303,614	285,547
Total Assets	$620,419,237	$606,335,516	$491,161,838	$479,942,985

LIABILITIES
Noninterest-bearing deposits	$111,378,694	$100,060,567	$101,838,210	$91,676,534
Interest-bearing deposits	415,079,700	431,026,148	265,577,728	296,153,598
Total Deposits	526,458,394	531,086,715	367,415,938	387,830,132

Short-term borrowings	20,000,000	1,975,000	52,300,000	22,150,000
Defined benefit pension liability	1,268,641	1,298,463	829,237	-
Accrued expenses and other liabilities	6,943,818	6,753,573	2,934,174	3,319,567
Total Liabilities	554,670,853	541,113,751	423,479,349	413,299,699

STOCKHOLDERS’ EQUITY

Common stock - par value $1.00, authorized 20,000,000 shares, issued and outstanding 10,456,098, 10,363,998, 11,062,932 and 11,014,517 shares as of December 30, 2016, September 30, 2016, December 31, 2015 and September 30, 2015, respectively.	10,456,098	10,363,998	11,062,932	11,014,517
Additional paid-in capital	40,814,285	40,526,319	43,378,927	43,228,950
Retained earnings	14,414,341	13,758,742	12,667,070	10,736,305
Accumulated other comprehensive income	(135,831)	516,437	573,560	1,663,514
Total controlling interest	65,548,893	65,165,496	67,682,489	66,643,286
Non-controlling interest	199,491	56,269	-	-
Total Stockholders' Equity	65,748,384	65,221,765	67,682,489	66,643,286
Total Liabilities and Stockholders' Equity	$620,419,237	$606,335,516	$491,161,838	$479,942,985

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Interest income:
Interest and fees on loans	$5,983,624	$5,341,325	$21,668,074	$21,907,865
Interest on loans held for sale	10,727	59,177	120,997	350,833
Interest and dividends on securities	305,374	102,201	1,034,090	913,511
Interest on deposits with banks and federal funds sold	81,467	9,174	204,270	37,297
Total Interest Income	6,381,192	5,511,877	23,027,431	23,209,506

Interest expense:
Interest on deposits	496,443	379,979	1,658,698	1,761,899
Interest on Fed Funds Purchased	-	-	28	604
Interest on short-term borrowings	20,162	25,426	191,408	72,380
Total Interest Expense	516,605	405,405	1,850,134	1,834,883
Net Interest Income	5,864,587	5,106,472	21,177,297	21,374,623

Provision for loan losses	374,000	264,326	1,389,533	1,142,522
Net interest income after provision for loan losses	5,490,587	4,842,146	19,787,764	20,232,101

Noninterest income:
Electronic banking fees	720,714	575,302	2,524,101	2,402,589
Mortgage banking fees and gains	158,717	196,037	832,990	1,708,779
Mortgage brokerage operations	1,679,283	-	3,088,523	-
Service charges on deposit accounts	49,415	84,591	278,949	313,697
Bargain purchase gain (adjustment)	(9,386)	-	1,025,070	-
Gain on securities sold	194,448	92,945	680,982	289,912
Other income	93,631	146,158	783,447	658,992
Total Noninterest Income	2,886,822	1,095,033	9,214,062	5,373,969

Noninterest expenses:
Salary and employee benefits	3,793,641	2,709,041	13,303,229	11,666,515
Occupancy and equipment expenses	836,932	775,141	3,378,446	3,559,576
Legal, accounting and other professional fees	304,555	231,693	1,091,703	1,361,907
Data processing and item processing services	313,020	378,587	1,212,471	1,372,688
FDIC insurance costs	158,721	101,744	464,616	403,502
Advertising and marketing related expenses	259,867	97,692	612,245	377,906
Foreclosed property expenses and OREO sales, net	146,710	207,521	474,652	463,949
Loan collection costs	65,816	31,605	106,361	343,521
Core deposit intangible amortization	235,466	197,723	790,876	854,098
Merger and acquisition related expenses	49,445	22,097	1,758,337	22,097
Other expenses	1,081,843	439,954	2,842,102	2,114,881
Total Noninterest Expenses	7,246,016	5,192,798	26,035,038	22,540,640
Income before income taxes	1,131,393	744,381	2,966,788	3,065,430
Income tax expense	332,572	232,201	1,020,026	1,134,665
Net income	798,821	512,180	1,946,762	1,930,765

Less: Net income attributable to non-controlling interest	61,279	-	199,491	-
Net income available to common stockholders	$737,542	$512,180	$1,747,271	$1,930,765

Basic net income per common share	$0.07	$0.05	$0.16	$0.17

Diluted net income per common share	$0.07	$0.05	$0.16	$0.17

BAY BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Twelve Months Ended December 31, 2016 and 2015
(Unaudited)

				Accumulated
		Additional		Other	Non-
	Common	Paid-in	Retained	Comprehensive	controlling
	Stock	Capital	Earnings	Income (loss)	Interest	Total

Balance December 31, 2014	$11,014,517	$43,228,950	$10,736,305	$1,663,514	$-	$66,643,286

Net income	-	-	1,930,765	-	-	1,930,765
Other comprehensive income		-	-	(1,089,954)	-	(1,089,954)

Issuance of restricted common stock	16,256	(16,256)	-	-		-
Stock-based compensation	-	143,712	-	-	-	143,712
Issuance of common stock under stock option plan	202,651	709,603	-	-	-	912,254
Repurchase of common stock	(170,492)	(687,082)	-	-	-	(857,574)
Balance December 31, 2015	$11,062,932	$43,378,927	$12,667,070	$573,560	$-	$67,682,489

				Accumulated
		Additional		Other	Non-
	Common	Paid-in	Retained	Comprehensive	controlling
	Stock	Capital	Earnings	Income (loss)	Interest	Total

Balance December 31, 2015	$11,062,932	$43,378,927	$12,667,070	$573,560	$-	$67,682,489

Net income	-	-	1,747,271	-	199,491	1,946,762
Other comprehensive income			-	(709,391)	-	(709,391)
Stock-based compensation	-	94,607	-	-	-	94,607

Issuance of restricted common stock	26,962	(26,962)	-	-	-	-
Issuance of common stock under stock option plan	109,640	416,275	-	-	-	525,915
Repurchase of common stock	(743,436)	(3,048,562)	-	-	-	(3,791,998)
Balance December 31, 2016	$10,456,098	$40,814,285	$14,414,341	$(135,831)	$199,491	$65,748,384

BAY BANK, FSB
CAPITAL RATIOS

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
	Actual		Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2016:
(unaudited)

Total Risk-Based Capital Ratio	$65,870	12.86%	$40,982	8.00%	$51,227	10.00%

Tier I Risk-Based Capital Ratio	$63,044	12.31%	$30,736	6.00%	$40,982	8.00%

Common Equity Tier I Capital Ratio	$63,044	12.31%	$23,052	4.50%	$33,298	6.50%

Leverage Ratio	$63,044	10.45%	$24,135	4.00%	$30,169	5.00%

As of September 30, 2016:
(unaudited)

Total Risk-Based Capital Ratio	$68,646	13.62%	$40,326	8.00%	$50,408	10.00%

Tier I Risk-Based Capital Ratio	$66,198	13.13%	$30,245	6.00%	$40,326	8.00%

Common Equity Tier I Capital Ratio	$66,198	13.13%	$22,683	4.50%	$32,765	6.50%

Leverage Ratio	$66,198	10.84%	$24,439	4.00%	$30,548	5.00%

As of December 31, 2015:

Total Risk-Based Capital Ratio	$67,238	16.58%	$32,443	8.00%	$40,553	10.00%

Tier I Risk-Based Capital Ratio	$65,465	16.14%	$24,332	6.00%	$32,443	8.00%

Common Equity Tier I Capital Ratio	$65,465	16.14%	$18,249	4.50%	$26,360	6.50%

Leverage Ratio	$65,465	13.75%	$19,041	4.00%	$23,801	5.00%

As of September 30, 2015:
(unaudited)

Total Risk-Based Capital Ratio	$65,357	16.51%	$31,676	8.00%	$39,595	10.00%

Tier I Risk-Based Capital Ratio	$63,737	16.10%	$23,757	6.00%	$31,676	8.00%

Common Equity Tier I Capital Ratio	$63,737	16.10%	$17,818	4.50%	$25,737	6.50%

Leverage Ratio	$63,737	13.19%	$19,331	4.00%	$24,164	5.00%

As of December 31, 2014:

Total Risk-Based Capital Ratio	$62,743	16.66%	$30,132	8.00%	$37,665	10.00%

Tier I Risk-Based Capital Ratio	$61,448	16.31%	$15,066	4.00%	$22,599	6.00%

Leverage Ratio	$61,448	12.94%	$18,988	4.00%	$23,735	5.00%

BAY BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Financial Data:
Assets	$620,419,237	$606,335,516	$491,161,838	$620,419,237	$491,161,838
Investment securities	61,390,965	53,183,725	34,925,398	61,390,965	34,925,398
Loans (net of deferred fees and costs)	487,103,713	482,423,126	393,240,567	487,103,713	393,240,567
Allowance for loan losses	(2,823,153)	(2,447,785)	(1,773,009)	(2,823,153)	(1,773,009)
Deposits	526,458,394	531,086,715	367,415,938	526,458,394	367,415,938
Borrowings	20,000,000	1,975,000	52,300,000	20,000,000	52,300,000
Stockholders’ equity	65,748,384	65,221,765	67,682,489	65,748,384	67,682,489

Net income - Bay Bancorp	737,542	374,226	512,180	1,747,271	1,930,765
Net income - Non-controlling interest	61,279	138,212	-	199,491	-

Average Balances: (unaudited)
Assets	603,746,545	611,049,691	475,843,083	536,333,860	481,145,938
Investment securities	53,358,950	55,180,341	35,141,189	40,537,934	36,649,655
Loans (net of deferred fees and costs)	483,690,335	478,895,035	391,709,601	436,793,412	389,684,221
Borrowings	1,975,000	9,003,261	30,558,696	26,493,284	23,188,219
Deposits	529,537,517	530,940,262	375,606,120	443,144,111	388,245,405
Stockholders' equity	64,084,518	65,439,231	65,565,103	66,146,705	65,747,418

Performance Ratios:
Annualized return on average assets	0.53%	0.33%	0.43%	0.36%	0.40%
Annualized return on average equity	4.96%	3.12%	3.10%	2.94%	2.94%
Yield on average interest-earning assets	4.41%	4.26%	4.85%	4.50%	5.10%
Rate on average interest-bearing liabilities	0.48%	0.52%	0.52%	0.50%	0.58%
Net interest spread	3.93%	3.74%	4.33%	4.00%	4.51%
Net interest margin	4.05%	3.86%	4.49%	4.14%	4.70%

Book value per share	$6.30	$6.29	$6.13	$6.30	$6.13
Basic net income per share	0.07	0.04	0.05	0.16	0.17
Diluted net income per share	0.07	0.03	0.05	0.16	0.17

	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
Asset Quality Ratios:
Allowance for loan losses to loans	0.58%	0.51%	0.55%	0.45%
Nonperforming loans to avg. loans	3.02%	2.95%	1.86%	2.26%
Nonperforming assets to total assets	2.55%	2.60%	1.84%	2.10%
Net charge-offs annualized to avg. loans	0.00%	0.17%	0.01%	0.03%

Capital Ratios (Bay Bank, FSB):		(Estimated)
Total risk-based capital ratio	12.86%	12.76%	16.10%	16.58%
Common equity tier 1 capital ratio	12.31%	12.28%	15.56%	16.14%
Tier 1 risk-based capital ratio	12.31%	12.28%	15.56%	16.14%
Leverage ratio	10.45%	10.13%	13.99%	13.75%

For investor inquiries contact:

Joseph J. Thomas, President and CEO
410-536-7336
jthomas@baybankmd.com
7151 Columbia Gateway Drive,
Suite A
Columbia, MD 21046

For further information contact:

Larry D. Pickett, Chief Financial Officer
lpickett@baybankmd.com
410-312-5415